EXHIBIT 11

         Golden West Financial Corporation
   Statement of Computation of Basic and Diluted
                 Earnings Per Share
  (Dollars in thousands except per share figures)




                                                    Three Months Ended
                                                          March 31
                                             ----------------------------------
                                                  2002              2001
                                             ----------------  ----------------
Income before Cumulative Effect of
    Accounting Change                          $    238,081        $  176,079
Cumulative effect of accounting change,
    net of tax                                          -0-            (6,018)
                                             ----------------  ----------------
Net Earnings                                   $    238,081        $  170,061
                                             ================  ================

Weighted Average Shares                         155,415,549       158,478,170
Dilutive effect of outstanding
    common stock equivalents                      2,154,801         2,216,727
                                             ----------------  ----------------
Diluted Average Shares Outstanding              157,570,350       160,694,897
                                             ================  ================

Basic Earnings Per Share before
    Cumulative Effect of Accounting Change     $       1.53         $    1.11
Cumulative effect of accounting change,
    net of tax                                          .00              (.04)
                                             ----------------  ----------------
Basic Earnings Per Share                       $       1.53         $    1.07
                                             ================  ================

Diluted Earnings Per Share before
    Cumulative Effect of Accounting Change     $       1.51         $    1.10
Cumulative effect of accounting change,
    net of tax                                          .00              (.04)
                                             ----------------  ----------------
Diluted Earnings Per Share                     $       1.51         $    1.06
                                             ================  ================